Exhibit 99.1

SCBT Financial Corporation Reports Operating

Earnings up 14.4% for the Third Quarter of 2008;

Solid Loan Growth and Asset Quality;

Declares Quarterly Cash Dividend of $0.17

HIGHLIGHTS:

•  Operating Earnings & Net Income

•                  Operating Net Earnings of $6.5 million — up 14.4%

•                  Diluted operating earnings per share of $0.63

•                  Net Income of $124,000 — $0.01 per share; driven by Other-Than-Temporary Impairment (OTTI) of Freddie Mac preferred stock — $6.3 million after tax, or $0.62 per share

•  Loan growth

•                  3rd Quarter loan growth $33.4 million — 5.9% annualized growth

•  Asset quality

•                  NPAs:  0.54% of total assets and 0.66% of loans and repossessed assets

•                  Net charge-offs — increased to 0.41% annualized for the quarter

— increased to 0.23% annualized YTD

COLUMBIA, S.C.—October 16, 2008—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, South Carolina Bank and Trust of the Piedmont, National Association, and The Scottish Bank, National Association, today released its unaudited results of operations and other financial information for the three-month period and nine-month period ended September 30, 2008.  The Company produced strong operating results due primarily to our net interest margin, sound asset quality and good expense control for the third quarter and on a year-to-date basis.  In addition, during the third quarter, the Company recorded a noncash OTTI charge related to its investment in Freddie Mac preferred stock of $9.8 million on a pre-tax basis and $6.3 million on an after-tax basis.  During September, and as previously released, the Company closed on a subordinated debt agreement which provides $15.0 million of Tier 2 regulatory capital that will enhance our capital structure and support the future growth of SCBT.

Quarterly Cash Dividend

The Board of Directors of SCBT declared today a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on November 14, 2008 to shareholders of record as of October 31, 2008.

Third Quarter 2008 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.  Throughout this news release the Company refers to “operating earnings” as a measure of its results of operations that differs from its net income under Generally Accepted Accounting Principles in the United States (“GAAP”).  Refer to the accompanying tables for a reconciliation of “operating earnings” to GAAP net income.

On an operating basis for the three months ended September 30, 2008 and 2007, net operating earnings were $0.63 per diluted share, up 3.3%, from $0.61 per diluted share.  Net operating earnings were up $814,000, or 14.4%, excluding the OTTI charge, over the prior year comparable period.  For the nine months ended September 30, 2008, net operating earnings were up $2.1 million, or 13.1%, excluding the OTTI charge, over the September 30, 2007 results.  Net operating earnings per diluted share were $1.81 as of September 30,

2008 compared to $1.79 as of September 30, 2007.  The Company reported consolidated net income of $124,000, or $0.01 per diluted share for the three months ended September 30, 2008 compared to consolidated net income of $5.6 million, or $0.61 per diluted share for the third quarter of 2007, a $5.5 million or 97.8% decrease.  For the nine months ended September 30, 2008 and 2007, the Company reported net income of $12.2 million compared to $16.4 million, respectively, a decrease of $4.2 million, or 25.5%.  This resulted in diluted earnings per share of $1.19 and $1.78 for the nine months ended September 30, 2008 and 2007, respectively.

“I am pleased with our operating performance this quarter and with our continued commitment to our customers.” said Robert R. Hill, Jr., CEO.  “The operating environment remains very challenging, but we continue to believe that banks with strength will be able to take advantage of many opportunities during this period of instability.  Our core earnings and financial strength are excellent.  Safety and soundness has been a hallmark strength for over 74 years, and we continue to perform much better than other banks in our market.  While we did see some increase in both charge-offs and non-performing assets, we continue to keep these at manageable levels.  Our growth this quarter was helped by the sale of several banks in our markets, which has resulted in many new customers.  In addition, we experienced a nice improvement in our efficiency ratio, which dropped below 60%.  Our long-term commitment to soundness, profitability and growth are helping to keep our company safe and sound during this period of economic instability.”

During the third quarter of 2008, the Company’s average total assets (including the acquired assets from TSB) increased to $2.8 billion, a 22.2% increase over the third quarter of 2007.  Excluding the assets from the acquisition of TSB, total assets grew by 12.4%.  The growth in average total assets was supported by growth in average total deposits (including TSB’s deposits) of $284.4 million, an increase of 15.9% over the total in the third quarter of 2007.  Excluding the deposits from the acquisition of TSB, deposits grew by $115.6 million or 6.5%.  Average earning assets for the quarter increased by $455.5 million, or 21.6%, compared to the third quarter of 2007.  Excluding the average earning assets of TSB for the quarter of $226.6 million, average earning assets grew 10.8%. The increase in average earning assets also includes a 7.6% increase in average investment securities to $250.4 million.  Excluding the acquisition of TSB, there was a decrease in investment securities of 5.5%, or $12.8 million, which includes the $9.8 million OTTI charge of Freddie Mac preferred stock.

The Company’s annualized operating return on average assets (ROAA) for the third quarter decreased, due primarily to the increase in assets from acquiring TSB in the fourth quarter of 2007, to 0.93% compared to 1.00% for the third quarter of 2007, and increased from 0.91% for the second quarter of 2008.  The operating returns on average assets, equity and tangible equity exclude the effect of the after-tax impact of the OTTI charge.  Total year-to-date average shareholders’ equity at September 30, 2008 was $220.7 million, an increase of 31.1% from September 30, 2007.  The increase was primarily related to the acquisition of TSB during the fourth quarter of 2007.  Annualized operating return on average equity (ROAE) for the quarter was 11.57%, down from 13.13% for the third quarter of 2007, again due to the increased equity from the acquisition of TSB during the fourth quarter of 2007.  Annualized operating return on average tangible equity (ROATE) for the third quarter increased to 16.88% from 16.70% for the comparable period in the prior year, and increased from 16.18% in the second quarter of 2008.  On a GAAP basis and for September 30, 2008, the ROAA equaled 0.02%; the ROAE was 0.22%, and the ROATE was 0.69% compared to September 30, 2007, ROAA was 1.00%, ROAE was 13.13%, and ROATE was 16.70%.

Asset Quality

Annualized net charge-offs increased to 0.41% from the level of 0.16% experienced in the third quarter of 2007 and 0.17% experienced in the second quarter of 2008.  During the third quarter, non-performing assets (NPAs) as a percentage of loans and repossessed assets increased to 0.66% compared to 0.30% one year ago and 0.39% for the second quarter of 2008.  NPAs to total assets for the quarter were 0.54% compared to 0.24% at the end of the third quarter 2007 and 0.31% at the end of the second quarter 2008.  The increase in NPAs is reflective of the continued real estate pressure within the economy and particularly on the coast of South Carolina.  Compared to the industry, our asset quality remains sound and manageable.  During the third quarter, the Company’s other real estate owned (“OREO”) increased $1.4 million from the end of the second quarter.  In addition, $1.0 million of the $1.1 million at the end of the second quarter remained with the company at the end of the third quarter.

At September 30, 2008, nonperforming loans totaled $12.4 million, representing 0.54% of period-end loans.  Other real estate owned at the end of the third quarter was $2.5 million, an increase from $1.1 million at the end of the second quarter 2008 and from $443,000 at the end of the third quarter 2007.  The allowance for loan losses at September 30, 2008 was $29.2 million and represented 1.28% of total period-end loans.  The current allowance for loan losses provides 2.36 times coverage of period-end nonperforming loans.  In the third quarter, net charge-offs were $2.3 million, or an annualized 0.41% of average loans compared to $708,000, or 0.16% in the same period of 2007 and $907,000, or 0.17% in the linked quarter.  The provision for loan losses was $2.8 million for the third quarter of 2008 compared to $1.2 million for the comparable quarter one year ago, and $2.3 million in the second quarter of 2008.

Loans and Deposits

The Company increased total loans 23.7% since the third quarter of 2007, driven by continued growth in commercial real estate loans and home equity loans.  Core loan growth, which excludes the loans acquired from TSB of $156.5 million, was $281.0 million or 15.3% from September 30, 2007.  Total loans outstanding were $2.3 billion at September 30, 2008 compared to $1.8 billion for the comparable period in 2007.  The balance of mortgage loans held for sale decreased $7.6 million from the second quarter of 2008 to $11.4 million at September 30, 2008, and was lower than the balance at September 30, 2007 of $13.9 million reflective of the overall slow down within the mortgage banking industry.

Deposits increased in most categories except for demand deposits and NOW accounts.  Deposits increased by a total of $81.9 million, or 15.9% annualized, from the end of the second quarter of 2008, with the largest growth occurring in small denomination (less than $100,000) certificates of deposit.  The Company continues to reduce rates paid on the various deposits in order to manage our net interest margin within acceptable levels.  The Company increased the use of brokered deposits during the third quarter over the second quarter of 2008.  This increase totaled $80.6 million.  Consequently, we have reduced our balance of federal funds purchased during the third quarter.  Total deposits outstanding at the end of the third quarter of 2008 were $2.1 billion, an increase of $324.9 million, or 17.9%, compared to the third quarter of 2007.  Excluding the deposits acquired from TSB, total deposits increased $156.1 million, or 8.6% from the third quarter of 2007.  Compared to balances in the third quarter of 2007, savings account deposit levels increased $14.8 million, or 11.5%; smaller denomination certificates of deposit increased $127.1 million, or 29.1%; larger denomination certificates of deposit increased $60.8 million, or 15.4%; noninterest-bearing deposits decreased $3.5 million, or 1.2%; and NOW account balances decreased $30.3 million, or 10.5%.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $24.7 million for the third quarter of 2008, up 20.3% from $20.5 million in the comparable period last year.  Tax-equivalent net interest margin decreased 3 basis points from the third quarter of 2007 to 3.86%.  Compared to the linked second quarter of 2008, tax-equivalent net interest margin increased 5 basis points from 3.81%.  John C. Pollok, CFO, said, “We have worked diligently to manage our balance sheet and to minimize the compression of the margin which most banks are currently experiencing during these difficult economic conditions.  We have continued to aggressively reduce the pricing of deposit funding sources and access those funding sources which are both readily available and economical to fund loan growth and to manage interest rate risk.  With this focused effort, we are pleased that we have been able to increase our net interest margin by 5 basis points from the second quarter of 2008.”

The Company’s average yield on interest-earning assets decreased 108 basis points while the average rate on interest-bearing liabilities decreased 129 basis points from the third quarter of 2007.  During the third quarter of 2008, the Company’s average total assets increased to $2.8 billion, a 22.2% increase over the third quarter of 2007.  The increase reflected a $455.3 million increase in average total loans to $2.3 billion from the third quarter of 2007, the result of the strong loan growth during the first nine months of 2008 and the acquisition of TSB late in the fourth quarter of 2007.  The increase in volume of loans at lower current market rates combined with variable rate loan resets resulted in the average yield on loans falling by 121 basis points compared to the third quarter of 2007.  Average investment securities were $250.4 million at September 30, 2008, or 7.6% higher than the balance in 2007.  The growth in average total assets was supported by growth in average total deposits of $284.4 million, an increase of 15.9% from the third quarter of 2007.

Noninterest Income and Expense

Operating noninterest income was $7.1 million for the three months ended September 30, 2008 and 2007.  The third quarter of 2008 excludes the OTTI charge recorded on its Freddie Mac preferred stock of $9.8 million. The components for noninterest income have both increases and decreases from the prior year.  Mortgage banking income declined by $356,000, or 41.3%, due to the industry-wide tightening of credit relative to mortgage lending.  This decrease was offset by solid increases in service charges on deposits of $248,000, or 6.3%; an increase in bankcard services income of $196,000, or 18.6%; and a $28,000, or 4.0%, increase in trust and investment services income.

Noninterest expense was $19.1 million in the third quarter of 2008, up $1.3 million or 7.1%, from $17.8 million in the comparable period in 2007.  The increase was driven by a $479,000, or 4.9%, increase in salaries and employee benefits expense primarily attributable to the additional employees from the TSB acquisition.  During the third quarter, the Company decided to substantially reduce incentive compensation for 2008 due to the OTTI charge recorded.  Accrued incentive compensation, primarily related to executive management, of $894,000 was reversed during the third quarter of 2008.  Excluding the TSB salaries and benefits for the quarter, salaries and benefits expenses were down 1.7% or $163,000 compared to the third quarter of 2007.  The full quarter impact of the five TSB offices is reflected in each line item of noninterest expense.  Advertising and marketing expense decreased $214,000, or 21.7%, compared to the third quarter of 2007.  Information services expense increased $199,000, or 19.0%.  Net occupancy expense increased $281,000, or 22.5%.  Furniture and equipment expense increased $118,000, or 8.1%, compared to the third quarter in 2007.  Noninterest expense decreased 4.7%, or $105,000, excluding TSB, compared to the third quarter of 2007.  The Company’s efficiency ratio improved to 59.82% compared to 64.16% one year ago, and to 62.27% in the second quarter of 2008.

During the first quarter of 2008, the Company reclassified mortgage loan commission costs paid to originators previously recorded as compensation expenses into mortgage banking income to net the two amounts.  The result of these reclassifications for the first and second quarters of 2008 and prior periods was to decrease both noninterest revenue and noninterest expense.  The reclassification resulted in an improved (decreased) efficiency ratio ranging from 0.50% to 0.87% for the previous four quarters of 2007, and had no impact on net income or equity in any of the reported periods.

SCBT Financial Corporation is a multi-bank holding company whose subsidiaries are SCBT, N.A., South Carolina Bank and Trust of the Piedmont, N.A and The Scottish Bank, N.A.  Through these subsidiaries, SCBT Financial Corporation operates 50 financial centers in 16 South Carolina counties and Mecklenburg County of North Carolina.  The Company has been serving banking needs within the Carolinas for more than 74 years.  The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.  SCBT Financial Corporation’s common stock is traded on the NASDAQ Global Select MarketSM under the symbol “SCBT.”

For additional information, please visit our website at www.SCBTonline.com.

-----

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.  SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities:  (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; and (10) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of The Scottish Bank, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
EARNINGS SUMMARY (non tax equivalent)	2008	2007	Change	2008	2007	Change
Interest income	$38,958	$37,867	2.9%	$117,981	$109,994	7.3%
Interest expense	14,301	17,379	-17.7%	46,848	50,909	-8.0%
Net interest income	24,657	20,488	20.3%	71,133	59,085	20.4%
Provision for loan losses (1)	2,785	1,161	139.9%	6,362	2,743	131.9%
Operating noninterest income	7,067	7,104	-0.5%	22,699	20,787	9.2%
Noninterest expense	19,096	17,823	7.1%	58,920	52,503	12.2%
Operating earnings before income taxes (2)	9,843	8,608	14.3%	28,550	24,626	15.9%
Provision for income taxes	3,387	2,966	14.2%	9,982	8,203	21.7%
Net operating earnings (2)	6,456	5,642	14.4%	18,568	16,423	13.1%
Other-than-temporary impairment, net of tax (2)	(6,332)	—		(6,332)	—
Net income	$124	$5,642	-97.8%	$12,236	$16,423	-25.5%

Basic weighted average shares	10,121,168	9,201,228	10.0%	10,110,583	9,189,549	10.0%
Diluted weighted average shares	10,273,752	9,212,356	11.5%	10,251,853	9,221,288	11.2%

Earnings per share - Basic	$0.01	$0.61	-98.4%	$1.21	$1.79	-32.4%
Earnings per share - Diluted	$0.01	$0.61	-98.4%	$1.19	$1.78	-33.1%

Operating earnings per share - Basic (2)	$0.64	$0.61	4.9%	$1.84	$1.79	2.8%
Operating earnings per share - Diluted (2)	$0.63	$0.61	3.3%	$1.81	$1.78	1.7%

Cash dividends declared per common share	$0.17	$0.17	0.0%	$0.51	$0.51	0.0%
Dividend payout ratio	28.22%	28.06%	0.6%	30.14%	29.68%	1.5%

(2) Operating measures exclude the effect of an other-than-temporary impairment (OTTI) on Freddie Mac preferred stock of $9.8 million for the three and nine months ended September 30, 2008.  Management believes that these non-GAAP operating measures provide additional useful information, particularly since the OTTI is unusual and infrequent to the operations of SCBT.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

	September 30, 2008
	Three Months	Nine Months
RECONCILIATION OF NON-GAAP TO GAAP	Ended	Ended
Other-Than-Temporary Impairment, Net of Tax
Other-than-temporary impairment	$(9,760)	$(9,760)
Income tax effect	3,428	3,428
After tax effect of other-than-temporary impairment	$(6,332)	$(6,332)

Noninterest Income Reconciliation
Operating noninterest income	$7,067	$22,699
Other-than-temporary impairment	(9,760)	(9,760)
Noninterest Income (GAAP)	$(2,693)	$12,939

Net Income Reconciliation
Net operating earnings	$6,456	$18,568
After-tax effect of other-than-temporary impairment	(6,332)	(6,332)
Net income (GAAP)	$124	$12,236

Basic Earnings Per Share Reconciliation
Basic operating earnings per share	$0.64	$1.84
Per share effect of other-than-temporary impairment	(0.63)	(0.63)
Basic earnings per share (GAAP)	$0.01	$1.21

Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$0.63	$1.81
Per share effect of other-than-temporary impairment	(0.62)	(0.62)
Diluted earnings per share (GAAP)	$0.01	$1.19

	AVERAGE for Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2008	2008	2008	2007	2007
Mortgage loans held for sale	$10,543	$23,126	$23,875	$13,799	$20,024
Total loans (1)	2,265,606	2,188,036	2,121,814	1,930,938	1,810,332
Total investment securities	250,395	247,759	258,510	246,931	232,652
Intangible assets	66,413	65,779	65,536	45,501	35,415
Earning assets	2,563,344	2,514,456	2,457,341	2,212,948	2,107,821
Total assets	2,767,853	2,710,273	2,655,897	2,379,592	2,265,340
Noninterest bearing deposits	326,298	313,860	304,537	305,467	289,892
Interest bearing deposits	1,749,742	1,696,778	1,650,044	1,529,957	1,501,711
Total deposits	2,076,040	2,010,638	1,954,581	1,835,424	1,791,603
Federal funds purchased and repurchase agreements	295,137	289,382	310,269	240,897	188,846
Other borrowings	160,789	172,245	158,315	96,610	92,353
Shareholders’ equity	221,995	222,274	217,780	189,506	172,421

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	AVERAGE for Nine Months
	September 30,	September 30,	%
BALANCE SHEET HIGHLIGHTS	2008	2007	Change
Mortgage loans held for sale	$19,149	$24,426	-21.6%
Total loans (1)	2,192,088	1,786,887	22.7%
Total investment securities	252,149	224,743	12.2%
Intangible assets	65,911	35,547	85.4%
Earning assets	2,511,836	2,080,306	20.7%
Total assets	2,711,547	2,236,293	21.3%
Noninterest bearing deposits	314,940	277,790	13.4%
Interest bearing deposits	1,699,040	1,459,883	16.4%
Total deposits	2,013,980	1,737,672	15.9%
Federal funds purchased and repurchase agreements	298,251	197,604	50.9%
Other borrowings	163,772	113,932	43.7%
Shareholders’ equity	220,688	168,345	31.1%

	ENDING Balance
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2008	2008	2008	2007	2007
Mortgage loans held for sale	$11,419	$19,015	$28,060	$17,351	$13,921
Total loans (1)	2,279,726	2,246,353	2,144,940	2,083,047	1,842,226
Total investment securities	238,961	256,391	249,848	258,509	242,690
Intangible assets	66,363	66,507	65,486	65,618	35,372
Allowance for loan losses (1)	(29,199)	(28,760)	(27,335)	(26,570)	(23,822)
Premises and equipment	64,056	57,698	55,966	55,454	52,504
Total assets	2,766,745	2,774,387	2,678,248	2,597,183	2,267,243
Noninterest bearing deposits	313,700	322,209	315,621	315,791	293,388
Interest bearing deposits	1,825,027	1,734,637	1,700,608	1,612,098	1,520,454
Total deposits	2,138,727	2,056,846	2,016,229	1,927,889	1,813,842
Federal funds purchased and repurchase agreements	224,328	322,682	252,178	296,186	172,496
Other borrowings	172,738	160,249	173,340	143,860	88,865
Total liabilities	2,547,158	2,552,924	2,458,218	2,382,118	2,091,771
Shareholders’ equity	219,587	221,463	220,030	215,065	175,472

Common shares issued and outstanding	10,225,776	10,203,497	10,185,915	10,160,432	9,201,820

	September 30,	June 30,	March 31,	December 31,	September 30,
NONPERFORMING ASSETS (ENDING balance)	2008	2008	2008	2007	2007
Nonaccrual loans	$11,564	$6,897	$5,215	$5,353	$4,008
Other real estate owned	2,508	1,140	651	490	443
Accruing loans past due 90 days or more	796	497	1,692	985	807
Other nonperforming assets	172	181	63	82	237
Total nonperforming assets	$15,040	$8,715	$7,621	$6,910	$5,495

Total nonperforming assets as a percentage of total loans and OREO (1)	0.66%	0.39%	0.36%	0.33%	0.30%
Total nonperforming assets as a percentage of total assets	0.54%	0.31%	0.28%	0.27%	0.24%
NPLs as a percentage of period end loans	0.54%	0.33%	0.32%	0.30%	0.26%

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
ALLOWANCE FOR LOAN LOSSES (1)	2008	2008	2008	2007	2007
Balance at beginning of period	$28,760	$27,335	$26,570	$23,822	$23,369
Allowance from acquisition	—	—	—	1,835	—
Loans charged off	(2,356)	(913)	(472)	(623)	(604)
Overdrafts charged off	(234)	(240)	(259)	(377)	(308)
Loan recoveries	182	176	113	181	116
Overdraft recoveries	62	70	138	91	88
Net (charge-offs) recoveries	(2,346)	(907)	(480)	(728)	(708)
Provision for loan losses	2,785	2,332	1,245	1,641	1,161
Balance at end of period	$29,199	$28,760	$27,335	$26,570	$23,822

Allowance for loan losses as a percentage of total loans (1)	1.28%	1.28%	1.27%	1.28%	1.29%
Allowance for loan losses as a percentage of nonperforming loans	236.23%	388.96%	395.75%	419.22%	494.75%
Net charge-offs as a percentage of average loans (annualized) (1)	0.41%	0.17%	0.09%	0.15%	0.16%
Provision for loan losses as a percentage of average total loans (annualized) (1)	0.49%	0.43%	0.24%	0.34%	0.26%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	September 30,		December 31,		September 30,
LOAN PORTFOLIO (ENDING balance) (1)	2008	% of Total	2007	% of Total	2007	% of Total
Commercial	$209,376	9.2%	$245,069	11.8%	$203,593	11.1%
Consumer	101,683	4.5%	117,650	5.6%	120,521	6.5%
Commercial real estate:
Commercial non owner-occupied	292,100	12.8%	214,531	10.3%	207,909	11.3%
Commercial construction	83,020	3.6%	132,818	6.4%	91,338	5.0%
Land, land development & investment	336,099	14.7%	248,875	11.9%	228,320	12.4%
Loans to builder/developers	77,591	3.4%	67,270	3.2%	66,918	3.6%
Other	144,674	6.3%	129,015	6.2%	130,366	7.1%
Total commercial real estate	933,484	40.9%	792,509	38.0%	724,851	39.3%
Commercial owner-occupied	325,523	14.3%	282,914	13.6%	203,194	11.0%
Consumer real estate:
Residential mortgage	278,149	12.2%	256,609	12.3%	233,851	12.7%
Construction and development	187,606	8.2%	202,413	9.7%	189,075	10.3%
Total consumer real estate	465,755	20.4%	459,022	22.0%	422,926	23.0%
Home equity loans	212,131	9.3%	164,104	7.9%	136,538	7.4%
Overdrafts	2,275	0.1%	2,590	0.1%	1,957	0.1%
Other loans	29,499	1.3%	19,189	0.9%	28,646	1.6%
Total loans (net of unearned income) (1)	$2,279,726	100.0%	$2,083,047	100.0%	$1,842,226	100.0%

Mortgage loans held for sale	$11,419		$17,351		$13,921

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED RATIOS	2008	2008	2008	2007	2007
Return on average assets (annualized)	0.02%	0.91%	0.90%	0.86%	1.00%

Return on average equity (annualized)	0.22%	11.13%	11.01%	10.76%	13.13%

Return on average tangible equity (annualized)	0.69%	16.18%	16.13%	14.53%	16.70%

Net interest margin (tax equivalent)	3.86%	3.81%	3.79%	3.91%	3.89%

Efficiency ratio (tax equivalent)	59.82%	62.27%	65.66%	65.42%	64.16%

End of period book value per common share	$21.47	$21.70	$21.60	$21.17	$19.07

End of period tangible book value per common share	$14.98	$15.19	$15.17	$14.71	$15.23

End of period common shares issued and outstanding	10,225,776	10,203,497	10,185,915	10,160,432	9,201,820

End of period Equity-to-Assets	7.94%	7.98%	8.22%	8.28%	7.74%

End of period Tangible Equity-to-Tangible Assets	5.67%	5.72%	5.91%	5.90%	6.28%

	Nine Months Ended
	September 30,	September 30,
SELECTED RATIOS	2008	2007
Return on average assets (annualized)	0.60%	0.98%

Return on average equity (annualized)	7.41%	13.04%

Return on average tangible equity (annualized)	10.93%	16.91%

Net interest margin (tax equivalent)	3.82%	3.83%

Efficiency ratio (tax equivalent)	62.54%	65.28%

	September 30, 2008
	Three Months	Nine Months
RECONCILIATION OF NON-GAAP TO GAAP	Ended	Ended
Operating Return on Average Assets (annualized)
Operating return on average assets (non-GAAP) (2)	0.93%	0.91%
Effect of other-than-temporary impairment	-0.91%	-0.31%
Return on average assets (GAAP)	0.02%	0.60%

Operating Return on Average Equity (annualized)
Operating return on average equity (non-GAAP) (2)	11.57%	11.24%
Effect of other-than-temporary impairment	-11.35%	-3.83%
Return on average equity (GAAP)	0.22%	7.41%

Operating Return on Average Tangible Equity (annualized)
Operating return on average tangible equity (non-GAAP) (2)	16.88%	16.40%
Effect of other-than-temporary impairment	-16.19%	-5.46%
Return on average tangible equity (GAAP)	0.69%	10.93%

(2) Operating measures exclude the effect of an other-than-temporary impairment (OTTI) on Freddie Mac preferred stock of $9.8 million for the three and nine months ended September 30, 2008.  Management believes that these non-GAAP operating measures provide additional useful information, particularly since the OTTI is unusual and infrequent to the operations of SCBT.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	September 30, 2008			September 30, 2007
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$36,800	$180	1.95%	44,813	$581	5.14%
Investment securities (taxable)	211,553	2,760	5.19%	208,231	2,646	5.04%
Investment securities (tax-exempt)	38,842	291	2.98%	24,421	308	5.00%
Mortgage loans held for sale	10,543	137	5.17%	20,024	292	5.79%
Loans (1)	2,265,606	35,590	6.25%	1,810,332	34,040	7.46%
Total Interest-earning assets	2,563,344	38,958	6.05%	2,107,821	37,867	7.13%

Noninterest-Earning Assets:
Cash and due from banks	50,942			48,551
Other assets	182,319			132,285
Allowance for loan losses	(28,752)			(23,317)
Total noninterest-earning assets	204,509			157,519
Total Assets	$2,767,853			$2,265,340

Interest-Bearing Liabilities:
Transaction and money market accounts	$558,556	$1,459	1.04%	$549,573	$3,014	2.18%
Savings deposits	151,623	432	1.13%	124,278	716	2.29%
Certificates and other time deposits	1,039,563	9,340	3.57%	827,861	10,195	4.89%
Federal funds purchased and repurchase agreements	295,137	1,392	1.88%	188,846	2,132	4.48%
Other borrowings	160,789	1,678	4.15%	92,353	1,322	5.68%
Total interest-bearing liabilities	2,205,668	14,301	2.58%	1,782,911	17,379	3.87%

Noninterest-Bearing Liabilities:
Demand deposits	326,298			289,892
Other liabilities	13,892			20,116
Total noninterest-bearing liabilities (“Non-IBL”)	340,190			310,008
Shareholders’ equity	221,995			172,421
Total Non-IBL and shareholders’ equity	562,185			482,429
Total liabilities and shareholders’ equity	$2,767,853			$2,265,340

Net interest income and margin (NON-TAX EQUIV.)		$24,657	3.83%		$20,488	3.86%
Net interest margin (TAX EQUIVALENT)			3.86%			3.89%

	Nine Months Ended
	September 30, 2008			September 30, 2007
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$48,450	$885	2.44%	$44,250	$1,732	5.23%
Investment securities (taxable)	213,632	8,356	5.22%	199,119	7,482	5.02%
Investment securities (tax-exempt)	38,517	1,212	4.20%	25,624	951	4.96%
Mortgage loans held for sale	19,149	816	5.69%	24,426	1,065	5.83%
Loans (1)	2,192,088	106,712	6.50%	1,786,887	98,764	7.39%
Total Interest-earning assets	2,511,836	117,981	6.27%	2,080,306	109,994	7.07%

Noninterest-Earning Assets:
Cash and due from banks	52,221			48,362
Other assets	175,310			130,629
Allowance for loan losses	(27,820)			(23,004)
Total noninterest-earning assets	199,711			155,987
Total Assets	$2,711,547			$2,236,293

Interest-Bearing Liabilities:
Transaction and money market accounts	$568,158	$4,965	1.17%	$561,059	$9,059	2.16%
Savings deposits	145,129	1,396	1.28%	103,340	1,381	1.79%
Certificates and other time deposits	985,753	30,166	4.09%	795,484	28,972	4.87%
Federal funds purchased and repurchase agreements	298,251	5,069	2.27%	197,604	6,677	4.52%
Other borrowings	163,772	5,252	4.28%	113,932	4,820	5.66%
Total interest-bearing liabilities	2,161,063	46,848	2.90%	1,771,419	50,909	3.84%

Noninterest-Bearing Liabilities:
Demand deposits	314,940			277,790
Other liabilities	14,856			18,739
Total noninterest-bearing liabilities (“Non-IBL”)	329,796			296,529
Shareholders’ equity	220,688			168,345
Total Non-IBL and shareholders’ equity	550,484			464,874
Total liabilities and shareholders’ equity	$2,711,547			$2,236,293

Net interest income and margin (NON-TAX EQUIV.)		$71,133	3.78%		$59,085	3.80%
Net interest margin (TAX EQUIVALENT)			3.82%			3.83%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
NONINTEREST INCOME & EXPENSE	2008	2007	Change	2008	2007	Change
Noninterest income:
Service charges on deposit accounts	$4,157	$3,909	6.3%	$11,994	$10,952	9.5%
Mortgage banking income	507	863	-41.3%	2,777	2,964	-6.3%
Bankcard services income	1,247	1,051	18.6%	3,679	3,067	20.0%
Trust and investment services income	725	697	4.0%	2,102	1,971	6.6%
Securities gains (losses), net	(9,760)	—		(9,420)	42	-22528.6%
Other	431	584	-26.2%	1,807	1,791	0.9%
Total noninterest income (GAAP)	(2,693)	7,104	-137.9%	12,939	20,787	-37.8%
Addback: Other-than-temporary impairment	9,760	—		9,760	—
Operating noninterest income (NON-GAAP)	$7,067	$7,104	-0.5%	$22,699	$20,787	9.2%

Noninterest expense:
Salaries and employee benefits	$10,164	$9,685	4.9%	$32,248	$28,981	11.3%
Furniture and equipment expense	1,577	1,459	8.1%	4,667	4,227	10.4%
Net occupancy expense	1,528	1,247	22.5%	4,520	3,585	26.1%
Information services expense	1,249	1,050	19.0%	3,569	3,162	12.9%
Advertising and marketing	771	985	-21.7%	2,782	2,432	14.4%
Business development and staff related	470	512	-8.2%	1,583	1,625	-2.6%
Professional fees	597	513	16.4%	1,638	1,522	7.6%
Amortization of intangibles	144	125	15.2%	433	377	14.9%
Other	2,596	2,247	15.5%	7,480	6,592	13.5%
Total noninterest expense	$19,096	$17,823	7.1%	$58,920	$52,503	12.2%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) Operating measures exclude the effect of an other-than-temporary impairment (OTTI) on Freddie Mac preferred stock of $9.8 million for the three and nine months ended September 30, 2008.  Management believes that these non-GAAP operating measures provide additional useful information, particularly since the OTTI is unusual and infrequent to the operations of SCBT.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.